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Exhibit 23.3

[Letterhead of Clarksons]

8th July 2005

Ladies and Gentlemen,

Reference is made to the Form F1 Registration statement (the "Offering Circular") relating to the initial public offering of common stock by Golden Energy Marine Corp. (the "Company").

We hereby consent to all references to our name in the Offering Circular and to the use of the graphical and statistical information supplied by us set forth in the sections of the Offering Circular entitled "The International Tanker and Drybulk Carrier Industry". We further hereby advise the Company that our role has been limited to the provision of those data, graphs and tables. With respect to such statistical data, graphs and tables supplied by us, we advise you that:

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  some industry data included in this discussion is based on estimates or subjective judgements in circumstances where data for actual market transactions either does not exist or is not publicly available,

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  the published information of other maritime data collection experts may differ from this data, and

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  while we have taken reasonable care in the compilation of the industry statistical data, graphs and tables and believe them to be correct, data compilation is subject to limited audit and validation procedures.

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  CRS, its agents, officers and employees cannot accept liability for any loss suffered in consequence of reliance on such information or in any other manner, and

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  the provision of such data, graphs and tables does not obviate the need to make appropriate further enquiries

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Experts".

Sincerely,
CLARKSON RESEARCH SERVICES LIMITED

By:	/s/ C.J. TYLER
Name:	C.J. Tyler
Title:	Director

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  Exhibit 23.3